Exhibit 16.1

July 15, 2008

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Mobile Nation, Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 15, 2008, and we agree with such statements concerning our firm.

/s/ Turner Stone & Company, LLP
TURNER STONE & COMPANY LLP
Dallas, Texas